EXHIBIT 5.1

Warner Norcross & Judd LLP
Attorneys at Law
900 Fifth Third Center
111 Lyon Street, N.W.
Grand Rapids, Michigan 49503-2487

May 10, 2017

Chemical Financial Corporation
235 E. Main Street
Midland, Michigan 48640

Re:	Chemical Financial Corporation Registration Statement on Form S-8

Ladies and Gentlemen:

We are counsel to Chemical Financial Corporation ("Chemical") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 300,000 shares of Chemical common stock, no par value ("Common Stock") issuable under the Chemical Financial Corporation 401(k) Savings Plan (the "Plan"), under a registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on or about May 10, 2017.

We are familiar with the proceedings taken by Chemical in connection with the authorization of 300,000 shares of Common Stock to be issued under the Registration Statement (the "Shares"). We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such copies.

Based upon the foregoing, we are of the opinion that the Shares, when duly registered under the Securities Act and issued and delivered under the Plan, will be validly issued, fully paid, and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the SEC promulgated thereunder.

This opinion is rendered for the purposes of Part II, Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K and may not be used, quoted, or referred to or filed for any other purpose without our prior written permission. This opinion, which is limited to the matters specifically referenced in this letter and is further limited to the laws of the State of Michigan and the federal laws of the United States of America, is effective as of the date of this letter. No expansion of our opinion may be made by implication or otherwise.

Warner Norcross & Judd LLP

May 10, 2017	By	/s/ Charlie Goode
Charlie Goode, a Partner